Exhibit 10.11

FIRST AVENUE NETWORKS, INC. STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1.    Agreement to Grant Restricted Shares.   Subject to the conditions described in this agreement (the ”Agreement”) and subject to approval by shareholders of the First Avenue Networks, Inc. Stock Incentive Plan (the “Plan”), a Delaware corporation (the “Company”), hereby agrees to grant to ________________________(“Participant”) all rights, title and interest in the record and beneficial ownership of ________________ (______) shares (the “Restricted Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”). The grant of such Restricted Shares shall be contingent upon shareholder approval of the Plan and shall be effective as of the date (the “Grant Date”) of such approval. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference.

2.    Issuance and Transferability.   Subject to shareholder approval of the Plan, certificates representing the shares to be granted hereunder shall be issued to Participant pursuant to the terms of the Plan as of the Grant Date and shall be marked with the following legend:

“The shares represented by this certificate have been issued pursuant to the terms of the First Avenue Networks, Inc. Stock Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of the Restricted Stock Agreement dated ___________.”

Until restrictions lapse, the Restricted Stock shall not be transferable except by will or the laws of descent and distribution and shall not be transferable pursuant to a domestic relations order of the court in a divorce proceeding. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Notwithstanding the foregoing, in the case of Participant’s death or Disability, Participant’s rights under this Agreement may be exercised by Participant’s guardian or legal representative and Participant’s rights or Restricted Stock may be transferred with Committee approval, and with such restrictions as the Committee may impose to any of (i) the spouse, children or grandchildren (“immediate family members”); (ii) a trust or trusts for the exclusive benefit of one or more immediate family members; (iii) a partnership or limited liability company whose only partners, shareholders or members are Participant’s immediate family members or (iv) an organization that has been determined by the Internal Revenue Service to be exempt under Section 501(c)(3) of the Code. Following any transfer of Restricted Stock by the Participant, such Restricted Stock shall remain subject to the same risk of forfeiture and other terms as set forth in this Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the Restricted Stock, prior to the lapse of restrictions, that does not satisfy the requirements hereunder shall be void and unenforceable against the Company.

3.    Risk of Forfeiture.   Participant shall immediately forfeit all rights pursuant to this Agreement and no Restricted Shares shall be issued in the event that the shareholders of the Company do not approve the Plan at the shareholder’s meeting scheduled to be held on _________. In such event, in lieu of the grant of Restricted Stock hereunder, the Company shall transfer property or pay cash compensation to the Participant of substantially equivalent value, subject to substantially similar terms. Participant shall immediately forfeit all rights pursuant to this Agreement and to any nonvested portion of the Restricted Shares in the event of Participant’s termination, resignation or removal from employment with the Company under circumstances that do not cause Participant to become fully vested under the terms of this Agreement.

4.    Vesting.   Subject to Paragraph 3 hereof and the terms of the Plan, Participant shall vest in his rights under the Restricted Shares and the Company’s right to repurchase such shares shall lapse with respect to the Restricted Shares on ______________________________________. In the event of a Change of Control or Participant’s Retirement prior to the occurrence of any of the events specified above, the Committee may, in its sole discretion accelerate vesting.

5.    Ownership Rights/Dividends.   Subject to the reservations set forth in this Agreement, the Plan and Paragraph 8, upon Participant’s receipt of the Restricted Shares, Participant shall be entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on the Restricted Shares. The Restricted Shares shall be registered in the name of the Participant and at the address set forth below the Participant’s signature attached hereto.  In addition, in the event of payment of any dividends on shares of Common Stock after __________________ and prior to issuance of the Restricted Shares, Participant shall receive a cash payment equal to the dividends paid with respect to an equivalent number of shares of Common Stock, reduced by the amount of any taxes required to be withheld with respect to such payment. Such payment shall be made to Participant within thirty days of the issuance of the Restricted Shares.

6.    Reorganization of the Company.   The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.    Recapitalization Events.   In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

8.    Certain Restrictions.   By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

9.    Amendment and Termination.   This Agreement shall automatically expire and terminate if the Plan is not approved by shareholders at the next regularly scheduled meeting of shareholders. No other amendment or termination of this Agreement may, without the consent of Participant, adversely affect such Participant’s rights under this Agreement in any material respect.

10. Withholding of Taxes.   Participant agrees that, if he makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, he will so notify the Company in writing within two (2) days after making such election, so as to enable the Company to timely comply with any applicable governmental reporting requirements. The Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations and no Restricted Shares shall be issued until arrangements satisfactory to the Company have been made  for the payment of any required tax withholding amounts.

11. No Guarantee of Tax Consequences.   The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

12. Severability.   In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

13. Governing Law.   This Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

Executed the ______ day of _______________2007.
COMPANY:
By:
Accepted the ______ day of _______________, 2007.
PARTICIPANT:

Address:

3